                                                                     EXHIBIT 4.7

                              3,000,000 TIDES(SM)*

                              COLTEC CAPITAL TRUST

                     5.25% CONVERTIBLE PREFERRED SECURITIES
                      GUARANTEED BY COLTEC INDUSTRIES INC

                         REGISTRATION RIGHTS AGREEMENT

                                                                  April 14, 1998

CREDIT SUISSE FIRST BOSTON CORPORATION
CIBC OPPENHEIMER CORP.
LEHMAN BROTHERS INC.
  C/O CREDIT SUISSE FIRST BOSTON CORPORATION,
  ELEVEN MADISON AVENUE
  NEW YORK, N.Y. 10010-3629

Ladies and Gentlemen:

     Coltec Capital Trust (the "Trust"), a statutory business trust created under the laws of the State of Delaware by Coltec Industries Inc (the "Company"), as sponsor, proposes to issue and sell to Credit Suisse First Boston Corporation, CIBC Oppenheimer Corp. and Lehman Brothers Inc. (the "Initial Purchasers"), upon the terms set forth in a purchase agreement dated April 8, 1998 (the "Purchase Agreement"), among the Initial Purchasers, the Company and the Trust, 5.25% Convertible Preferred Securities, Term Income Deferrable Equity Securities (TIDES), Liquidation Amount $50 per Convertible Preferred Security, (the "Preferred Securities") (the "Initial Placement"). As an inducement to the Initial Purchasers to enter into the Purchase Agreement and in satisfaction of a condition to the obligations of the Initial Purchasers thereunder, the Trust and the Company agree with you, (i) for the benefit of the Initial Purchasers and
(ii) for the benefit of the holders from time to time of the Preferred Securities, the 5.25% Convertible Subordinated Deferrable Interest Debentures Due 2028 (the "Debentures"), the shares of Common Stock issuable upon conversion thereof (the "Common Stock") and the Guarantee of the Company of the Preferred Securities (the "Guarantee" and together with the Common Stock, the Debentures and the Preferred Securities, the "Securities"), including the Initial Purchasers (each of the foregoing, a "Holder" and, together, the "Holders"), as follows:

1.   Definitions.

     Capitalized terms used herein without definition shall have their respective meanings set forth in or pursuant to the Purchase Agreement or the Offering Circular dated April 8, 1998, in respect of the Preferred Securities, as applicable.

2.   Shelf Registration.

     (a) The Company and the Trust shall, at their cost, as promptly as practicable (but in no event more than 90 days following the date of original issuance (the "Issue Date") of the Preferred Securities) file with the Commission and thereafter shall use its reasonable best efforts to cause to be declared effective within 150 days following the Issue Date a registration statement (the "Shelf Registration Statement") on an appropriate form under the Securities Act of 1933, as amended (the "Securities Act"), relating to the offer and sale of the Securities by the Holders thereof from time to time in accordance with the methods of distribution set forth in the Shelf Registration Statement and Rule 415 under the Securities Act (hereinafter, the "Shelf Registration"); provided, however, that no Holder (other than an Initial Purchaser) shall be entitled to have the Securities held by

---------------

* The terms Term Income Deferrable Equity Security (TIDES)(SM) and TIDES(SM) are registered servicemarks of Credit Suisse First Boston Corporation.

it covered by such Shelf Registration Statement unless such Holder agrees in writing to be bound by all the provisions of this Agreement applicable to such Holder.

     (b) The Company shall use its reasonable best efforts to keep the Shelf Registration Statement continuously effective in order to permit the prospectus included therein to be lawfully delivered by the Holders of the relevant Securities, for a period of two years (or for such longer period if extended pursuant to this paragraph (b) or to Section 3(h) below) from the date of its effectiveness or such shorter period that will terminate when (i) all the Securities covered by the Shelf Registration Statement have been sold pursuant thereto or (ii) in the written opinion of counsel to the Trust and the Company, all outstanding Securities held by persons that are not affiliates of the Trust or the Company may be resold without registration under the Act pursuant to Rule 144(k) under the Act or any successor provision thereto or any other applicable law, rule or regulation, whether now in effect or hereinafter promulgated, adopted or issued (the "Shelf Registration Period"); provided, however, the Company shall not be obligated to keep the Shelf Registration Statement continuously effective to the extent set forth above if (i) the Company determines, in its reasonable judgment, upon advice of counsel, as authorized by a resolution of its Board of Directors, that the continued effectiveness and usability of the Shelf Registration Statement would (x) require the disclosure of material information, which the Company has a bona fide business reason for preserving as confidential, or (y) interfere with any financing, acquisition, corporate reorganization or other material transaction or development involving the Company or any of its subsidiaries or its parent or the contemplated timing thereof, provided that the failure to keep the Shelf Registration Statement effective and usable for offers and sales of Securities for such reason shall last no longer than 45 days in any three-month period or three periods not to exceed an aggregate of 90 days in any 12-month period (whereafter Additional Interest (as defined in Section 6(a)) shall accrue and be payable), and (ii) the Company and the Trust promptly thereafter complies with the requirements of
Section 3(h) hereof, if applicable; provided further that the number of days of any actual Suspension Period shall be added on to the end of the two-year period specified above. Any such period during which the Company is excused from keeping the Shelf Registration Statement effective and usable for offers and sales of Securities is referred to herein as a "Suspension Period." A Suspension Period shall commence on and include the date that the Company gives notice that the Shelf Registration Statement is no longer effective or the prospectus included therein is no longer usable for offers and sales of Securities and shall end on the earlier to occur of (1) the date on which each seller of Securities covered by the Shelf Registration Statement either receives the copies of the supplemented or amended prospectus contemplated by Section 3(h) hereof or is advised in writing by the Company that the use of the prospectus may be resumed and (2) the expiration of 45 days in any three-month period or three periods not to exceed an aggregate of 90 days in any 12-month period during which one or more Suspension Periods has been in effect. Except as provided above, the Company shall be deemed not to have used its reasonable best efforts to keep the Shelf Registration Statement effective during the requisite period if it voluntarily takes any action that would result in Holders of Securities covered thereby not being able to offer and sell such Securities during that period, unless such action is required by applicable law.

     (c) Notwithstanding any other provisions of this Agreement to the contrary, the Company shall cause the Shelf Registration Statement and the related prospectus and any amendment or supplement thereto, as of the effective date of the Shelf Registration Statement, amendment or supplement, (i) to comply in all material respects with the applicable requirements of the Securities Act and the rules and regulations of the Securities and Exchange Commission (the "Commission") and (ii) not to contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

3. Registration Procedures. In connection with any Shelf Registration, the following provisions shall apply:

     (a) The Company and the Trust shall (i) furnish to each Initial Purchaser, prior to the filing thereof with the Commission, a copy of the Shelf Registration Statement and each amendment thereof and each supplement, if any, to the prospectus included therein and, in the event that an Initial Purchaser (with respect to any portion of an unsold allotment from the Initial Placement) is participating in the Shelf Registration, the Company shall use its reasonable best efforts to reflect in each such document, when so filed with the Commission, such comments as such Initial Purchaser reasonably may propose and
(ii) include the names of the Holders, who propose to sell Securities pursuant to the Shelf Registration Statement, as selling securityholders.

     (b) The Company and the Trust shall give written notice to the Initial Purchasers when the Shelf Registration Statement or any amendment thereto has been filed with the Commission and when the Shelf Registration Statement or any post-effective amendment thereto has become effective. After the effectiveness of the Shelf Registration Statement, the Company and the Trust shall give written notice to the Initial Purchasers and the Holders of the Securities:

          (i) of any request by the Commission for amendments or supplements to the Shelf Registration Statement or the prospectus included therein or for additional information;

          (ii) of the issuance by the Commission of any stop order suspending the effectiveness of the Shelf Registration Statement or the initiation of any proceedings for that purpose;

          (iii) of the receipt by the Company or its legal counsel of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and

          (iv) of the happening of any event (including, without limitation, of any event resulting in a Suspension Period) that requires the Company to make changes in the Shelf Registration Statement or the prospectus in order that the Shelf Registration Statement or the prospectus do not contain an untrue statement of a material fact nor omit to state a material fact required to be stated therein or necessary to make the statements therein (in the case of the prospectus, in light of the circumstances under which they were made) not misleading.

     (c) The Company and the Trust shall make every reasonable effort to obtain the withdrawal at the earliest possible time, of any order suspending the effectiveness of the Shelf Registration Statement.

     (d) The Company and the Trust shall furnish to each Holder of Securities included within the coverage of the Shelf Registration, without charge, at least one copy of the Shelf Registration Statement and any posteffective amendment thereto, including financial statements and schedules, and, if the Holder so requests in writing, all exhibits thereto (including those, if any, incorporated by reference).

     (e) The Company and the Trust shall, during the Shelf Registration Period, deliver to each Holder of Securities included within the coverage of the Shelf Registration, without charge, as many copies of the prospectus (including each preliminary prospectus) included in the Shelf Registration Statement and any amendment or supplement thereto as such person may reasonably request. The Company consents, subject to the provisions of this Agreement, to the use of the prospectus or any amendment or supplement thereto by each of the selling Holders of the Securities in connection with the offering and sale of the Securities covered by the prospectus, or any amendment or supplement thereto, included in the Shelf Registration Statement.

     (f) Prior to any public offering of the Securities, pursuant to any Shelf Registration Statement, the Company and the Trust shall register or qualify or cooperate with the Holders of the Securities included therein and their respective counsel in connection with the registration or qualification of the Securities for offer and sale under the securities or "blue sky" laws of such states of the United States as any Holder of the Securities reasonably requests in writing and do any and all other acts or things reasonably necessary or advisable to enable the offer and sale in such jurisdictions of the Securities covered by such Shelf Registration Statement; provided, however, that the Company shall not be required to (i) qualify generally to do business in any jurisdiction where it is not then so qualified or (ii) take any action which would subject it to general service of process or to taxation in any jurisdiction where it is not then so subject.

     (g) The Company and the Trust shall cooperate with the Holders of the Securities to facilitate the timely preparation and delivery of certificates representing the Securities to be sold pursuant to any Shelf Registration Statement free of any restrictive legends and in such denominations and registered in such names as the Holders may request a reasonable period of time prior to sales of the Securities pursuant to such Shelf Registration Statement.

     (h) Upon the occurrence of any event (other than an event resulting in a Suspension Period) contemplated by paragraphs (i) through (iv) of Section 3(b) above during the period for which the Company is required to maintain an effective Shelf Registration Statement, the Company and the Trust shall promptly prepare and file a post-effective amendment to the Shelf Registration Statement or a supplement to the related prospectus and any other required document so that, as thereafter delivered to Holders of the Securities or purchasers of Securities, the prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. If the Company notifies the Initial Purchasers and the Holders of the Securities in accordance with paragraphs (i) through (iv) of Section 3(b) above to suspend the use of the prospectus until the requisite changes to the prospectus have been made, then the Initial Purchasers and the Holders of the Securities shall suspend use of such prospectus, and the period of effectiveness of the Shelf Registration Statement provided for in Section 3(b) above shall each be extended by the number of days from and including the date of the giving of such notice to and including the date when the Initial Purchasers and the Holders of the Securities shall have received such amended or supplemented prospectus pursuant to this
Section 3(h).

     (i) Not later than the effective date of the Shelf Registration Statement, the Company will provide a CUSIP number for the Securities and provide the Property Trustee with printed certificates for the Securities in a form eligible for deposit with The Depository Trust Company.

     (j) The Company and the Trust will comply with all rules and regulations of the Commission to the extent and so long as they are applicable to the Shelf Registration and the Company will make generally available to its security holders (or otherwise provide in accordance with Section 11(a) of the Securities
Act) an earnings statement satisfying the provisions of Section 11(a) of the Securities Act, no later than 45 days after the end of four quarterly periods (or 90 days, if such period is a fiscal year) beginning with the Company's first fiscal quarter commencing after the effective date of the Shelf Registration Statement, which statement shall cover such four quarterly periods.

     (k) The Company and the Trust shall cause the Indenture, the Declaration and the Guarantee Agreement to be qualified under the Trust Indenture Act of 1939, as amended, in a timely manner and containing such changes, if any, as shall be necessary for such qualification. In the event that such qualification would require the appointment of a new trustee under the Indenture, the Declaration or the Guarantee Agreement, the Company shall appoint a new trustee thereunder pursuant to the applicable provisions of the Indenture, the Declaration or the Guarantee Agreement, as the case may be.

     (l) The Company may require each Holder of Securities to be sold pursuant to the Shelf Registration Statement to furnish to the Company such information regarding the Holder and the distribution of the Securities as the Company may from time to time reasonably require for inclusion in the Shelf Registration Statement, and the Company may exclude from such registration the Securities of any Holder that unreasonably fails to furnish such information within a reasonable time after receiving such request.

     (m) The Company and the Trust shall enter into such customary agreements (including, if requested, an underwriting agreement in customary form) and take all such other action, if any, as any Holder of the Securities shall reasonably request in order to facilitate the disposition of the Securities pursuant to any Shelf Registration.

     (n) The Company shall (i) make reasonably available for inspection by the Holders of the Securities, any underwriter participating in any disposition pursuant to the Shelf Registration Statement and any attorney, accountant or other agent retained by the Holders of the Securities or any such underwriter all relevant financial and other records, pertinent documents and properties of the Company and (ii) cause the Company's officers, directors, employees, accountants and auditors and the Trust's trustees to supply all relevant information reasonably requested by the Holders of the Securities or any such underwriter, attorney, accountant or agent in connection with the Shelf Registration Statement, in each case, as shall be reasonably necessary to enable such persons, to conduct a reasonable investigation within the meaning of
Section 11 of the Securities Act; provided, however, that the foregoing inspection and information gathering shall be coordinated on behalf of the Initial Purchasers by you and on behalf of the other parties, by one counsel designated by and on behalf of such other parties as described in Section 4 hereof. Each Holder of Securities or any underwriter, attorney, accountant or agent conducting an inspection under this Section 3(n) will be required, as a condition to conducting such investigation, to agree that information obtained by it as a result of such inspections shall be deemed confidential and shall not be used by it as the basis for any market transactions in the securities of the Company unless and until such information is generally available to the public.

     (o) The Company and the Trust, if requested by any Holder of Securities covered thereby, shall cause (i) its counsel (which may include internal counsel) to deliver an opinion and updates thereof relating to the Securities in customary form and substance addressed to such Holders and the managing underwriters, if any, thereof and dated, in the case of the initial opinion, the effective date of such Shelf Registration Statement covering the matters customarily covered in opinions requested in underwritten offerings; (ii) the Company's officers and the Trust's trustees to execute and deliver all customary documents and certificates and updates thereof requested by any underwriters of the applicable Securities and (iii) its independent public accountants and the independent public accountants with respect to any other entity for which financial information is provided in the Shelf Registration Statement to provide to the selling Holders of the applicable Securities and any underwriter therefor a comfort letter in customary form and covering matters of the type customarily covered in comfort letters in connection with public underwritten offerings, subject to receipt of appropriate documentation as contemplated, and only if permitted, by Statement of Auditing Standards No. 72.

     (p) The Company and the Trust will use its reasonable best efforts to (a) if the Securities have been rated prior to the initial sale of such Securities, confirm such ratings will apply to the Securities covered by a Shelf Registration Statement, or (b) if the Securities were not previously rated, cause the Securities covered by a Shelf Registration Statement to be rated with the appropriate rating agencies, in each case, if so requested prior to the effectiveness of the Shelf Registration Statement, by Holders of a majority in aggregate liquidation amount of Preferred Securities covered by such Shelf Registration Statement, or by the managing underwriters, if any.

     (q) In the event that any broker-dealer registered under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), shall underwrite any Securities or participate as a member of an underwriting syndicate or selling group or "assist in the distribution" (within the meaning of the Conduct Rules (the "Rules") of the National Association of Securities Dealers, Inc. ("NASD")) thereof, whether as a Holder of such Securities or as an underwriter, a placement or sales agent or a broker or dealer in respect thereof, or otherwise, the Company and the Trust will reasonably assist such broker-dealer in complying with the requirements of such Rules, including, without limitation, by (i) if such Rules, including Rule 2720, shall so require, engaging a "qualified independent underwriter" (as defined in Rule 2720) to participate in the preparation of the Shelf Registration Statement relating to such Securities, to exercise usual standards of due diligence in respect thereto and, if any portion of the offering contemplated by such Shelf Registration Statement is an underwritten offering or is made through a placement or sales agent, to recommend the yield of such Securities, (ii) indemnifying any such qualified independent underwriter to the extent of the indemnification of underwriters provided in Section 6 hereof and (iii) providing such information to such broker-dealer as may be required in order for such broker-dealer to comply with the requirements of the Rules.

     (r) The Company and the Trust shall use its reasonable best efforts to take all other steps necessary to effect the registration of the Securities covered by a Shelf Registration Statement contemplated hereby. The Initial Purchasers agree to provide any reasonable assistance requested by the Company in complying with its obligations pursuant to this Section 3.

4. Registration Expenses. The Company and the Trust shall bear all fees and expenses incurred in connection with the performance of its obligations under Sections 3 and 4 hereof, whether or not the Shelf Registration is filed or becomes effective, and shall bear or reimburse the Holders of the Securities covered thereby for the reasonable fees and disbursements of one firm of counsel designated by the Holders of a majority in liquidation amount of the Preferred Securities covered thereby to act as counsel for the Holders of the Securities in connection therewith; provided that such Holders shall be responsible for any and all underwriting discounts and commissions and all other costs and expenses customarily borne by securityholders in similar circumstances.

5. Indemnification. (a) The Company and the Trust agree to indemnify and hold harmless each Holder of the Securities and each person, if any, who controls such Holder within the meaning of the Securities Act or the Exchange Act (each Holder, such controlling persons and their respective affiliates, directors, officers, employees, representatives and agents are referred to collectively as the "Indemnified Parties") from and against any losses, claims, damages or liabilities, joint or several, or any actions in respect thereof (including, but not limited to, any losses, claims, damages, liabilities or actions relating to purchases and sales of the Securities) to which each Indemnified Party may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such losses, claims, damages, liabilities or actions arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in a Shelf Registration Statement or prospectus or in any amendment or supplement thereto or in any preliminary prospectus relating to a Shelf Registration, or arise out of, or are based upon, the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and, subject to the limitation set forth in the immediately preceding clause, shall reimburse, as incurred, the Indemnified Parties for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action in respect thereof; provided, however, that (i) neither the Company nor the Trust shall be liable in any such case to the extent that such loss, claim, damage or liability arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made in a Shelf Registration Statement or prospectus or in any amendment or supplement thereto or in any preliminary prospectus relating to a Shelf Registration in reliance upon and in conformity with written information pertaining to such Holder and furnished to the Company by or on behalf of such Holder specifically for inclusion therein and (ii) with respect to any untrue statement or omission or alleged untrue statement or omission made in any preliminary prospectus relating to a Shelf Registration Statement, the indemnity agreement contained in this subsection (a) shall not inure to the benefit of any Holder to the extent that a prospectus relating to such Securities was required to be delivered by such Holder under the Securities Act in connection with such purchase and any such loss, claim, damage or liability of such Holder results from the fact that there was not sent or given to such person, at or prior to the written confirmation of the sale of such Securities to such person, a copy of the final prospectus if the Company had previously furnished copies thereof to such Holder; provided further, however, that this indemnity agreement will be in addition to any liability which the Company or the Trust may otherwise have to such Indemnified Party. The Company and the Trust shall also indemnify underwriters, their officers and directors and each person who controls such underwriters within the meaning of the Securities Act or the Exchange Act to the same extent as provided above with respect to the indemnification of the Holders of the Securities if requested by such Holders.

     (b) Each Holder of the Securities, severally and not jointly, will indemnify and hold harmless the Company, the Trust, their respective subsidiaries, affiliates, directors, trustees, officers, employees, representatives and agents and any such controlling person and each person, if any, who controls the Company within the meaning of the Securities Act or the Exchange Act from and against any losses, claims, damages or liabilities or any actions in respect thereof, to which the Company, the Trust, their respective subsidiaries, affiliates, directors, trustees, officers, employees, representatives and agents and any such controlling person or any such controlling person may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such losses, claims, damages, liabilities or actions arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in a Shelf Registration Statement or prospectus or in any amendment or supplement thereto or in any preliminary prospectus relating to a Shelf Registration, or arise out of or are based upon the omission or alleged omission to state therein a material fact necessary to make the statements therein not misleading, but in each case only to the extent that the untrue statement or omission or alleged untrue statement or omission was made in reliance upon and in conformity with written information pertaining to such Holder and furnished to the Company by or on behalf of such Holder specifically for inclusion therein; and, subject to the limitation set forth immediately preceding this clause, shall reimburse, as incurred, the Company for any legal or other expenses reasonably incurred by them in connection with investigating or defending any loss, claim, damage, liability or action in respect thereof. This indemnity agreement will be in addition to any liability which such Holder may otherwise have to the Company, the Trust or any of its controlling persons.

     (c) Promptly after receipt by an indemnified party under this Section 5 of notice of the commencement of any action or proceeding (including a governmental investigation), such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 5, notify the indemnifying party of the commencement thereof; but the omission so to notify the indemnifying party will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof the indemnifying party will not be liable to such indemnified party under this Section 5 for any legal or other expenses, other than reasonable costs of investigation, subsequently incurred by such indemnified party in connection with the defense thereof. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action.

     (d) If the indemnification provided for in this Section 5 is unavailable or insufficient to hold harmless an indemnified party under subsections (a) or (b) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to in subsection (a) or (b) above (i) in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party or parties on the one hand and the indemnified party on the other from the sale of the Securities, pursuant to the Shelf Registration, or (ii) if the allocation provided by the foregoing clause
(i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the indemnifying party or parties on the one hand and the indemnified party on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities (or actions in respect thereof) as well as any other relevant equitable considerations. The relative fault of the parties shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company and the Trust on the one hand or such Holder or such other indemnified party, as the case may be, on the other, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (d). Notwithstanding any other provision of this Section 5(d), the Holders of the Securities shall not be required to contribute any amount in excess of the amount by which the net proceeds received by such Holders from the sale of the Securities pursuant to a Shelf Registration Statement exceeds the amount of damages which such Holders have otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this paragraph (d), each person, if any, who controls such indemnified party within the meaning of the Securities Act or the Exchange Act shall have the same rights to contribution as such indemnified party and each person, if any, who controls the Company or the Trust within the meaning of the Securities Act or the Exchange Act shall have the same rights to contribution as the Company or the Trust.

     (e) The agreements contained in this Section 5 shall survive the sale of the Securities pursuant to a Shelf Registration Statement and shall remain in full force and effect, regardless of any termination or cancellation of this Agreement or any investigation made by or on behalf of any indemnified party.

6. Additional Interest Under Certain Circumstances. (a) Additional interest (the "Additional Interest") with respect to the Securities shall be assessed as follows if any of the following events occur (each such event in clauses (i) through (iii) below a "Registration Default":

          (i) If within 90 days of April 14, 1998, the Shelf Registration Statement has not been filed with the Commission;

          (ii) If within 150 days of April 14, 1998, the Shelf Registration Statement is not declared effective by the Commission; or

          (iii) If after the Shelf Registration Statement is declared effective
     (A) the Shelf Registration Statement thereafter ceases to be effective; or
     (B) except as permitted in paragraph (b) below, the Shelf Registration Statement or the related prospectus ceases to be usable in connection with resales of Transfer Restricted Securities during the periods specified herein because either (1) any event occurs as a result of which the related prospectus forming part of such Shelf Registration Statement would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made not misleading, or (2) it shall be necessary to amend such Shelf Registration Statement or supplement the related prospectus, to comply with the Securities Act or the Exchange Act or the respective rules thereunder.

Subject to paragraph (b) below, Additional Interest shall accrue on the Debentures over and above the interest set forth in the title of the Debentures from and including the date on which any such Registration Default shall occur to but excluding the earlier of (x) the date on which all such Registration Defaults have been cured and (y) the date on which the Company is no longer required to keep the Shelf Registration Statement effective in accordance with
Section 2 hereof, at a rate of 0.50% per annum, calculated on the principal amount of the Debentures as of the day on which such interest is payable.

     (b) A Registration Default referred to in Section 6(a)(iii)(B) hereof shall be deemed not to have occurred and be continuing in relation to a Shelf Registration Statement or the related prospectus if (i) such Registration Default has occurred solely as a result of (x) the filing of a post-effective amendment to such Shelf Registration Statement to incorporate annual audited financial information with respect to the Company where such post-effective amendment is not yet effective and needs to be declared effective to permit Holders to use the related prospectus, (y) other material events, with respect to the Company that would need to be described in such Shelf Registration Statement or the related prospectus or (z) a Suspension Period not to exceed 45 days in any three-month period or three periods not to exceed an aggregate of 90 days in any 12-month period pursuant to Section 2(b) and (ii) in the case of clause (y), the Company is proceeding promptly and in good faith to amend or supplement such Shelf Registration Statement and related prospectus to describe such events.

     (c) Any amounts of Additional Interest due pursuant to clause (i), (ii) or
(iii) of Section 6(a) above will be payable in cash on the regular interest payment dates with respect to the Debentures. The amount of Additional Interest will be determined by multiplying the applicable Additional Interest rate by the principal amount of the Debentures, multiplied by a fraction, the numerator of which is the number of days such Additional Interest rate was applicable during such period (determined on the basis of a 360-day year comprised of twelve 30-day months), and the denominator of which is 360.

     (d) "Transfer Restricted Securities" means each Security until (i) the date on which such Security has been effectively registered under the Securities Act and disposed of in accordance with the Shelf Registration Statement or (ii) the date on which such Security is distributed to the public pursuant to Rule 144 under the Securities Act or is saleable pursuant to Rule 144(k) under the Securities Act.

7. Rules 144 and 144A. The Company shall use its reasonable best efforts to file the reports required to be filed by it under the Securities Act and the Exchange Act in a timely manner and, if at any time the Company is not required to file such reports, it will, upon the request of any Holder of Securities, make publicly available other information so long as necessary to permit sales of their securities pursuant to Rules 144 and 144A. The Company covenants that it will take such further reasonable action as any Holder of Securities may reasonably request, all to the extent required from time to time to enable such Holder to sell Securities without registration under the Securities Act within the limitation of the exemptions provided by Rules 144 and 144A (including the requirements of Rule 144A(d)(4)). The Company will provide a copy of this Agreement to prospective purchasers of Securities identified to the Company by the Initial Purchasers upon request. Upon the request of any Holder of Securities, the Company shall deliver to such Holder a written statement as to whether it has complied with such requirements. Notwithstanding the foregoing, nothing in this Section 7 shall be deemed to require the Company to register any of its securities pursuant to the Exchange Act.

8. Underwritten Registrations. If any of the Transfer Restricted Securities covered by any Shelf Registration are to be sold in an underwritten offering, the investment banker or investment bankers and manager or managers that will administer the offering ("Managing Underwriters") will be selected by the Holders of a majority in aggregate principal amount of such Transfer Restricted Securities to be included in such offering.

     No person may participate in any underwritten registration hereunder unless such person (i) agrees to sell such person's Transfer Restricted Securities on the basis reasonably provided in any underwriting arrangements approved by the persons entitled hereunder to approve such arrangements and (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements.

9.   Miscellaneous.

     (a) Amendments and Waivers. The provisions of this Agreement may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, except by the Company and the written consent of the Holders of a majority in principal amount of the Securities affected by such amendment, modification, supplement, waiver or consents.

     (b) Notices. All notices and other communications provided for or permitted hereunder shall be made in writing by hand delivery, first-class mail, facsimile transmission, or air courier which guarantees overnight delivery:

        (1) if to a Holder of the Securities, at the most current address given by such Holder to the Company.

        (2) if to the Initial Purchasers:

        Credit Suisse First Boston Corporation
        Eleven Madison Avenue
        New York, NY 10010-3629
        Fax No.: (212) 325-8278
        Attention: Transactions Advisory Group

     with a copy to:

        Simpson Thacher & Bartlett
        425 Lexington Avenue
        New York, NY 10017-3954
        Attention: Vincent Pagano, Jr., Esq.

        (3) if to the Company, at its address as follows:

        Coltec Industries Inc
        3 Coliseum Center
        2550 West Tyvola Road
        Charlotte, NC 28217
        Attention: Corporate Secretary

     with a copy to:

        Cravath, Swaine & Moore
        Worldwide Plaza
        825 Eighth Avenue
        New York, NY 10019-7475
        Attention: George W. Bilicic, Jr., Esq.

     All such notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; three business days after being deposited in the mail, postage prepaid, if mailed; when receipt is acknowledged by recipient's facsimile machine operator, if sent by facsimile transmission; and on the day delivered, if sent by overnight air courier guaranteeing next day delivery.

     (c) No Inconsistent Agreements. The Company has not, as of the date hereof, entered into, nor shall it, on or after the date hereof, enter into, any agreement with respect to its securities that is inconsistent with the rights granted to the Holders herein or otherwise conflicts with the provisions hereof.

     (d) Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties and the Holders, including, without the need for an express assignment or any consent by the Trust or the Company thereto, subsequent Holders of Securities. The Trust and the Company hereby agree to extend the benefits of this Agreement to any Holder of Securities and any such Holder may specifically enforce the provisions of this Agreement as if an original party hereto.

     (e) Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

     (f) Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

     (g) Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS.

     (h) Severability. If any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

     (i) Securities Held by the Company. Whenever the consent or approval of Holders of a specified percentage of liquidation amount of Preferred Securities is required hereunder, Preferred Securities held by the Trust, the Company or its affiliates (other than subsequent Holders of Preferred Securities if such subsequent Holders are deemed to be affiliates solely by reason of their holdings of such Securities) shall not be counted in determining whether such consent or approval was given by the Holders of such required percentage.

     If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Issuer a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement among the several Initial Purchasers, the Issuer and the Trust in accordance with its terms.

                                          Very truly yours,

                                          COLTEC INDUSTRIES, INC

                                          By:       /s/  ROBERT J. TUBBS

                                            ------------------------------------
                                            Name: Robert J. Tubbs
                                            Title:  Executive Vice President
                                                General Counsel and Secretary

                                          COLTEC CAPITAL TRUST

                                          By:     /s/  THOMAS B. JONES, JR.

                                            ------------------------------------
                                            Name: Thomas B. Jones, Jr.
                                            Title:  Administrative Trustee

The foregoing Registration Rights
    Agreement is hereby confirmed and
    accepted as of the date first
    above written.

CREDIT SUISSE FIRST BOSTON CORPORATION
CIBC OPPENHEIMER CORP.
LEHMAN BROTHERS INC.

   ACTING ON BEHALF OF THEMSELVES
   AND AS THE REPRESENTATIVES OF
   THE SEVERAL PURCHASERS

BY CREDIT SUISSE FIRST BOSTON
   CORPORATION
   By:     /s/  ROBERT G. MALKANI

       -------------------------------
       Name: Robert G. Malkani
       Title:  Associate